As Filed With the Securities and Exchange Commission on May 22, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
____________________________

FORM S‑8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
____________________________

Tandem Diabetes Care, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36189	20-4327508
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
12400 High Bluff Drive, San Diego, CA		92130
(Address of principal executive offices)		(Zip Code)
__________________________

Tandem Diabetes Care, Inc. 2023 Long-Term Incentive Plan
(Full title of the Plan)

Shannon M. Hansen
Tandem Diabetes Care, Inc.
Executive Vice President, Chief Legal, Privacy & Compliance Officer and Secretary
(858) 366-6900
(Name and telephone number, including area code, of the person to contact in connection with this report.)
____________________________
Copies to:
Charles Bair
Asa M. Henin
Cooley LLP
10265 Science Center Drive
San Diego, California 92121
Tel: (858) 550-6000
____________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of Tandem Diabetes Care, Inc. (the “Registrant”) on Form S-8 relating to the same employee benefit plans are effective.

The Registrant previously registered shares of its Common Stock for issuance under the Tandem Diabetes Care, Inc. 2023 Long-Term Incentive Plan, as amended, under Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on August 3, 2023 (File No. 333-273648), and under the Tandem Diabetes Care, Inc. 2013 Employee Stock Purchase Plan, as amended, on Form S-8 filed with the SEC on November 19, 2013 (File No. 333-192406), February 24, 2015 (File No. 333-202254), February 24, 2016 (File No. 333-209685), March 8, 2017 (File No. 333-216529), March 1, 2018 (File No. 333-223377) and August 17, 2018 (File No. 333-226915). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by Tandem Diabetes Care, Inc. (the “Registrant”) with the SEC are incorporated by reference into this Registration Statement:

(a)The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 21, 2024;

(b)The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K from the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 9, 2024;

(c)The Registrant’s Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2024, filed with the SEC on May 2, 2024;

(d)The Registrant’s Current Reports on Form 8-K filed with the SEC on March 11, 2024, April 1, 2024 and May 16, 2024; and

(e)The description of the Registrant’s Capital Stock included as Exhibit 4.2 to the Registrant’s Form 10-K filed with the SEC on February 21, 2024, including any amendments or reports filed for the purpose of updating such description.

All documents, reports, and definitive proxy or information statements filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, that are furnished and not filed or are otherwise not incorporated into registration statements filed in accordance with the rules of the SEC, shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 8.    EXHIBITS.

Incorporated by Reference
Exhibit Number	Description	Form	File No.	Date of First Filing	Exhibit Number	Provided herewith
4.1	Amended and Restated Certificate of Incorporation of the Registrant (as amended and currently in effect).	10-Q	001-36189	August 3, 2023	3.1
4.2	Amended and Restated Bylaws of the Registrant (as amended and currently in effect).	10-Q	001-36189	August 3, 2023	3.2
5.1	Opinion of Cooley LLP.					X
23.1	Consent of Independent Registered Public Accounting Firm.					X
23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.					X
24.1	Power of Attorney. Reference is made to the signature page hereto.					X
99.1	Tandem Diabetes Care, Inc. 2013 Employee Stock Purchase Plan, as amended.					X
99.2	Tandem Diabetes Care, Inc. 2023 Long-Term Incentive Plan, as amended.					X
99.3	Form of Restricted Stock Units Agreement under the 2023 Long-Term Incentive Plan.	10-Q	001-36189	August 3, 2023	10.2
107	Filing Fee Table.					X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Tandem Diabetes Care, Inc.

	By:	/s/ John Sheridan
John Sheridan
President, Chief Executive Officer and Director
(Principal Executive Officer)
Date: May 22, 2024

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John F. Sheridan and Leigh A. Vosseller, and each of them individually, his and her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and her and in his and her name, place, and stead, in any and all capacities, to sign any and all amendments to this Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Exchange Act of 1934, this Annual Report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN SHERIDAN	President, Chief Executive Officer and Director (Principal Executive Officer)	May 22, 2024
John Sheridan

/s/ LEIGH VOSSELLER	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	May 22, 2024
Leigh Vosseller

/s/ REBECCA ROBERTSON	Chair of the Board	May 22, 2024
Rebecca Robertson

/s/ DICK ALLEN	Director	May 22, 2024
Dick Allen

/s/ MYOUNGIL CHA	Director	May 22, 2024
Myoungil Cha

/s/ PEYTON HOWELL	Director	May 22, 2024
Peyton Howell

/s/ JOAO MALAGUEIRA	Director	May 22, 2024
Joao Malagueira

/s/ KATHLEEN MCGRODDY-GOETZ	Director	May 22, 2024
Kathleen McGroddy-Goetz

/s/ RAJWANT SODHI	Director	May 22, 2024
Rajwant Sodhi

/s/ CHRISTOPHER TWOMEY	Director	May 22, 2024
Christopher Twomey